EXHIBIT 23.1a


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Sun Community Bancorp Limited
Phoenix, Arizona

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 2 to the Registration Statement on Form S-4 of Sun Community Bancorp Limited of our report dated January 29, 2001 relating to the consolidated financial statements of Sun Community Bancorp Limited which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
September 21, 2001